UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2006
STRATOS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30869	36-4360035
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices	60706 (Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 23, 2006, the registrant entered into a Redemption Agreement (the “Agreement”) with Citicorp Venture Capital, LTD. (“CVC”), pursuant to which the registrant agreed to repurchase from CVC all of the 30,210 shares of the registrant’s Series B Preferred Stock held by CVC (the “Shares”), for a negotiated price of $128.11 per share, or $3,870,273.31 in the aggregate (inclusive of dividends accrued and unpaid through the closing date). CVC and the registrant closed the repurchase transaction pursuant to the terms of the Agreement on February 28, 2006. Prior to the registrant’s repurchase of the Shares from CVC pursuant to the Agreement, CVC held 60.4% of the registrant’s issued and outstanding Series B Preferred Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.
	By:	/s/ Barry Hollingsworth
		Name:	Barry Hollingsworth
Date: March 1, 2006		Title:	Chief Financial Officer